Exhibit 99.2

 Deal Recap –Cigna and Express Scripts  …A COMPELLING COMBINATION

 FORWARD LOOKING STATEMENTSInformation included or incorporated by reference in this communication, and information which may be contained in other filings with the Securities and Exchange Commission (the “SEC”) and press releases or other public statements, contains or may contain forward-looking statements. These forward-looking statements include, among other things, statements of plans, objectives, expectations (financial or otherwise) or intentions.Forward-looking statements, including as they relate to Express Scripts (“Express Scripts”) or Cigna (“Cigna”), the management of either such company or the transaction, involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Express Scripts and Cigna do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following:the inability of Express Scripts and Cigna to obtain stockholder or regulatory approvals required for the merger or the requirement to accept conditions that could reduce the anticipated benefits of the merger as a condition to obtaining regulatory approvals; a longer time than anticipated to consummate the proposed merger; problems regarding the successful integration of the businesses of Express Scripts and Cigna;unexpected costs regarding the proposed merger; diversion of management’s attention from ongoing business operations and opportunities; potential litigation associated with the proposed merger; the ability to retain key personnel; the availability of financing; effects on the businesses as a result of uncertainty surrounding the proposed merger; and the industry may be subject to future risks that are described in SEC reports filed by Express Scripts and Cigna. You should carefully consider these and other relevant factors, including those risk factors in this communication and other risks and uncertainties that affect the businesses of Express Scripts and Cigna described in their respective filings with the SEC, when reviewing any forward-looking statement. These factors are noted for investors as permitted under the Private Securities Litigation Reform Act of 1995. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either foregoing lists, or the risks identified in SEC filings, to be a complete discussion of all potential risks or uncertainties.  Important Information for Investors and Shareholders  2

 IMPORTANT INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND ITThis communication does not constitute an offer to buy or solicitation of an offer to sell any securities. In connection with the proposed transaction, the newly formed company which will become the holding company following the transaction (“Holdco”) intends to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Cigna and Express Scripts that also constitutes a prospectus of Holdco. Cigna and Express Scripts also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by Holdco, Cigna and Express Scripts with the SEC at the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by Cigna will be available free of charge on Cigna’s website at www.Cigna.com or by contacting Cigna’s Investor Relations Department at (215) 761-4198. Copies of documents filed with the SEC by Express Scripts will be available free of charge on Express Scripts’ website at www.express-scripts.com or by contacting Express Scripts’ Investor Relations Department at (314) 810-3115.PARTICIPANTS IN THE SOLICITATIONCigna (and, in some instances, Holdco) and Express Scripts and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of directors and executive officers of Cigna (and, in some instances, Holdco) in Cigna’s Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 28, 2018, and its definitive proxy statement for its 2018 Annual Meeting, which was filed with the SEC on March 16, 2018. Investors may obtain information regarding the names, affiliations and interests of Express Scripts’ directors and executive officers in Express Scripts’ Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 27, 2018, and its proxy statement for its 2018 Annual Meeting, which was filed with the SEC on March 29, 2018. You may obtain free copies of these documents at the SEC’s website at www.sec.gov, at Cigna’s website at www.Cigna.com or by contacting Cigna’s Investor Relations Department at (215) 761-4198. Copies of documents filed with the SEC by Express Scripts will be available free of charge on Express Scripts’ website at www.express-scripts.com or by contacting Express Scripts’ Investor Relations Department at (314) 810-3115. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction if and when they become available. Investors should read the joint proxy statement/prospectus carefully and in its entirety when it becomes available before making any voting or investment decisions. NO OFFER OR SOLICITATIONThis communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, the solicitation of an offer to subscribe for, buy or sell or an invitation to subscribe for, buy or sell any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.   Important Information for Investors and Shareholders  3

Unsustainable healthcare system driving change

1. **Healthcare costs are growing at unsustainable levels**
   - Healthcare spending is projected to grow 5.6% per year, on average, over the period 2016 – 2025 – a more rapid rate than growth in GDP – and increase to 19.9% of GDP by 2025 (1)
2. **At the same time, the health conditions of Americans are deteriorating**
   - Nearly 150 million Americans are living with at least one chronic condition; around 100 million have more than one; and nearly 30 million are living with five chronic conditions or more (2)
   - Those with five or more conditions (about 12% of the U.S. adult population) account for more than 40% of U.S. health spending, which could translate into more than $1 trillion a year, based on current estimates of overall healthcare costs (2)
   - As early as 2030, roughly two of every five people age 65 or older will be living with three chronic conditions or more – an age group projected to make up a quarter of the U.S. population by 2060 (as compared to 15% today) (2)
3. **Pharmacy is the most widely used healthcare benefit with prescription drugs representing a growing share of healthcare spend**
   - The pharmacy benefit is used almost twice as frequently as the next closest healthcare benefit (relative to the number of transactions (or interactions) per member per year) and constitutes about 20% of employer-based insurance benefits (3) (4)
   - Over the next decade, the Centers for Medicare and Medicaid Services (CMS) projects that spending for retail prescription drugs will be the fastest growth health category and will consistently outpace that of other health spending – rising an average of 6.3% per year, due to higher drug prices and more use of specialty drugs (5)
4. **It has become crucial to manage drug and other medical costs holistically to reduce costs, preserve health and improve outcomes**

Transaction combines two complementary players, with industry leading trend management capabilities and a focus on reducing costs while improving patient experience, quality and healthcare outcomes

1. Source: https://www.healthaffairs.org/doi/10.1377/hlthaff.2016.1627
2. Source: https://www.rand.org/blog/rand-review/2017/07/chronic-conditions-in-america-price-and-prevalence.html
3. Source: http://www.cms.hhs.gov/NationalHealthExpendData
4. Source: The High Cost of Prescription Drugs in the United States,A. KesselheimM.D., et al, JAMA 2016; 316(8):858-871
5. Source: https://www.reuters.com/article/us-usa-healthcare-spending/u-s-healthcare-spending-to-climb-5-3-percent-in-2018-agency-idUSKCN1FY2ZD

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Combined company – Value creation

We Can and Will Do Better



Base
Unmanaged Care
9 – 12% Medical trend
Network management
Benefit designs
Utilization management
Healthcare 1.0
Managed Care
7 – 8% Medical trend
Integrated offerings
Close partnerships with physicians
Individual engagement
Healthcare 2.0
Health Services
~5 – 6% Medical trend
Cigna
~4% Medical trend
Consumer level benefits and access design
Expanded value based offerings (80% of all costs)
Comprehensive use of technology and digital delivery
Broad portfolio of services that can be sold in whole or in part to maximize consumer and client (including health plan client) choice
2017 U.S. GDP 2.6%
Healthcare 3.0
Other Health Services Companies
TBD
Cigna / Express Goal
Medical and Pharmacy Trend ≤ CPI

- ✓ Effective trend management saves clients and customer money
- ✓ The combination of Cigna and Express Scripts has the potential to lower medical and pharmacy trend to a level at or below CPI, resulting in $50 billion+ in annual savings – enabling increased value capture for shareholders[6]
- ✓ Given unique ability to create significant value, Cigna actively pursued a combination with Express Scripts

6. $50 billion represents the annual savings opportunity in 2021 for the combined Cigna-Express Scripts membership population, assuming the combined company achieves medical/pharmacy trend equal to CPI (Consumer Price Index).

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Express Scripts

A proven leader in managing pharmacy services to optimize clinical outcomes and lower spend

1. **Express Scripts has market-leading PBM capabilities (e.g., formulary management, claims processing, mail order pharmacy, retail pharmacy network management and specialty pharmacy) that have delivered superior results**
   - Achieved _1.5% pharmacy trend in 2017_ – the lowest in its history; 44% of clients spent less per person on prescription drugs in 2017 than in 2016 – a negative drug trend
   - Vast majority of customers saw out-of-pocket costs hold steady at about 14% of total prescription drug cost; the average customer copay increased by just 12 cents
2. **Express Scripts is more than a PBM…**
   - Express Scripts is committed to improving health outcomes by ensuring its customers get the right drug and the right dose to meet their needs at affordable costs
     - _Employs over 3,000 health care professionals_ who work closely with individuals and their doctors to close millions of gaps in care annually by surrounding patients with quality care, applying technology to improve decision-making by healthcare professionals and making the use of specialty medicines more affordable and accessible
     - Helps those who struggle with complex diseases like cancer, HIV, mental illness and other conditions that require a special focus and care model. _Specialty pharmacy, Accredo®, employs over 500 nurses nationwide_ who help bring together a patient's pharmacy, medical and home-based services to drive better outcomes
     - In 2017, Express Scripts acquired _eviCore, an innovative evidence-based medical benefit management services company_ that provides, among other things, utilization management services for health plans and employers. eviCore's mission is to provide programs that improve quality and appropriateness of service
     - In the past year, _Express Scripts clinical programs returned $32 billion in savings to its clients_
   - Express Scripts seeks to further value-based care
     - In 2017, Express Scripts launched two new SafeGuardRx programs (in addition to seven existing programs) to improve care and value for customers through a suite of solutions that target therapy classes that pose clinical challenges for customers and a significant budget threat to their clients (e.g., inflammatory conditions, diabetes). Express Scripts guarantees pricing for its customers by combining its PBM capabilities (including value-based contracting with pharmaceutical manufacturers), its clinical support and its support of the customer through medication adherence and other programs to achieve superior results
     - For example, Express Scripts enrolled approximately 8 million customers in its Inflammatory Conditions Care Value Program in 2017 and drove a 21% increase in adherence and a 47% reduction in costs for those enrolled. As a result, today more than 20 million are people enrolled in this single program
   - **Express Scripts believes in investing in the community**
     - Launched Inside Rx℠ to help the estimated 30 million Americans who pay full price for their prescription drugs. Express Scripts negotiates rebates and expands affordable access to brand and generic drugs at the point of sale to individuals in need. Inside Rx℠ has more than 100 commonly used medications in its program. People using Inside Rx℠ can now save, on average, 40% on their prescriptions at nearly 40,000 retail pharmacies nationwide

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Cigna – A proven leader in healthcare services

1. **Cigna delivers market-leading and integrated health services (medical, innovative decision support and navigation tools, health engagement (wellness), behavioral, disease management, medical management, disability management, pharmacy) that have delivered superior results**
   - Double-digit top-line and bottom-line growth over an 8-year period
   - Cigna delivered cumulative total shareholder return (TSR) of 479% from YE 2009 – YE 2017
   - *Leading U.S. total medical cost trend results: delivered less than 3% in 2017 – the lowest in the industry*
2. **Cigna's superior results driven by key differentiators**
   - Consumer engagement and innovative solutions to meet market needs and actively improve the customer experience
     - Cigna is delivering a personalized experience to help its customers navigate the complex healthcare system and make important healthcare choices. Cigna One Guide provides customers with access to guided consultations via phone, mobile application and "Click-to-Chat" to help with choosing their benefits, building a personal health team of doctors, clinicians and coaches, navigating their health benefits and reducing their health expenses through reward programs
   - Integrated medical and specialty solutions
     - Allow Cigna to leverage the combined data and insights across our solutions to improve outcomes for the benefit of customers and clients
   - Cigna collaborative care arrangements with providers
     - Leverage information, incentives and care resources to help healthcare providers better align around value-based care models, to deliver a differentiated, more coordinated approach to care
     - *Cigna has over 500 value-based arrangements*, including with primary care groups built on the patient-centered medical home and accountable care organization (ACO) models
     - Cigna's arrangements span 35 states and reach over 2.43 million customers
3. **Cigna believes in investing in the community**
   - Cigna is helping veterans overcome challenges – including opioid addiction. Veterans are 10 times more likely to misuse opioids than average Americans. Cigna introduced a free national Veteran Support Line, available 24/7/365 days a year to all veterans, their families and caregivers, whether or not the veteran is a Cigna customer. The support line gives veterans access to services and resources for pain management, substance abuse counseling and treatment, PTSD and many other needs related to housing, employment, financial assistance, family issues and more

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Why Cigna – Express Scripts

1. Each Company Deeply Understands the Problems Plaguing the U.S. Healthcare System, but Neither Company on its Own Can Achieve the Level of Change Needed to Transform Healthcare – Together We Can Make a Significant Difference

- Together, the combined company will seek to transform healthcare:
  - From episodic to holistic
  - From disconnected to connected
  - From complicated to simple
- Through its **(1) commitment to the individual consumer**, **(2) drive toward value-based care** and **(3) investments in innovation** (the combined company will have the financial capacity to invest in significant innovation in addition to meaningful capital deployment capacity), the combined company will seek to:
  - Create individually designed solutions – including insurance coverage, networks and suite of services to best match with individuals' needs and preferences and create greater cost predictability
  - Meaningfully change to the payment model such that 80% of its healthcare costs are driven through value-based care models
  - Accelerate adoption of technology and digital services in healthcare in line with what the consumer will expect, embrace and benefit from, including in the delivery, monitoring and coordination of care that can be delivered digitally in their homes, their place of work, in retail settings and in medical facilities
- Through its unique ability to reach and connect key elements of the healthcare ecosystem and access more end-to-end insights from medical, pharmacy and lab data for over 100 million customers, the combined company will be able to identify and significantly reduce waste, errors and misuse. Opioids is an important example of the power of alignment:
  - ***A full year ahead of its schedule, Cigna recently announced it was able to reduce opioid prescriptions by 25% among its customers***
  - ***Express Scripts is actively helping prevent opioid abuse before it starts by reducing the average days' supply of opioids by 60% for patients receiving an opioid prescription for the first time***
  - ***The combined company will have more end-to-end insights and information, as well as additional reach to drive further alignment in ways that matter***


Information and incentives to reduce opioid prescribing patterns
Cigna
EXPRESS SCRIPTS
Medical, pharmacy, lab claim data
Information and education

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Why Cigna – Express Scripts (cont'd)

2. Express Scripts PBM Expertise, Capabilities and Scale Will Significantly Enhance Cigna's Integrated Offering

- The value of Cigna's PBM is driven through its ability to fully integrate with Cigna's medical offering – this enables Cigna's PBM to leverage Cigna's medical data and other health service offerings to lower costs by driving toward a comprehensive treatment plan that returns individuals to health more quickly
  - Virtually all of Cigna's PBM services are sold only as a part of an integrated medical offering
  - Pharmacy penetration in ~50 – 60% of Cigna's medical book
- The value of Express Scripts' PBM model is driven through the expertise, capabilities and scale it has amassed in 30+ years of experience of driving supply chain optimization (cost management tools); drug use optimization (drug mix and utilization tools); retail pharmacy network management; specialty pharmacy specialization (treatment aligned by medical condition) and drug procurement (for Express Scripts owned pharmacies which dispense greater than 330 million adjusted prescriptions annually)
  - Express Scripts operates its PBM services on a standalone basis
  - *Manages 1.4 billion prescriptions; 80 million customers*
- By combining Cigna's experience and ability to drive differentiated results through pharmacy / medical integration, with Express Scripts' scale, expertise and capabilities – the combined company will have a comprehensive suite of tools and information available to offer the lowest-cost treatment in a way that provides optimal outcomes
  - This type of deep integration is only achievable through a combination of the two companies
    - Enables close alignment at every level of the two organizations, long-term commitment to and alignment of shared goals, shared capital, complete data sharing and unified decision-making that is not possible with a contractual arrangement
    - Allows both companies to retain valuable intellectual property associated with the proprietary offerings that will be developed jointly to address unmet market needs

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Why Cigna – Express Scripts (cont'd)

3. Express Scripts Will Provide an Additional Distribution Vehicle for Cigna's Healthcare Services, While Enhancing Express Scripts Standalone Offering

- Cigna operates most competitively in its targeted "Go Deeper" states
- Today, Cigna's ability to expand its integrated medical offering beyond its "Go Deeper" states is highly dependent upon its ability to establish relevance with physicians and hospitals in new locations in order to create competitive provider networks
  - Because Cigna does not offer a significant number of health services on a standalone basis, this barrier to entry not only regulates the rate of Cigna's medical plan growth, but also the growth of its other health services (e.g. behavioral, medical management, health engagement (wellness))
- **With the combined company, Cigna will be able to use Express Scripts' standalone capabilities as a distribution vehicle for its health services**
  - Post-close, Cigna will meaningfully expand Express Scripts' services portfolio by including Cigna's suite of health services (e.g., behavioral health, disease management, wellness, dental) into Express Scripts' offerings
  - This enhanced standalone services offering will be immediately deployable in all geographies across the U.S.
  - This services offering will not only accelerate Cigna's growth, it will provide additional value to Express Scripts' employer, health plan and government clients

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Why Cigna – Express Scripts (cont'd)

4. Cigna and Express Scripts Are Exceptionally Well Aligned

- Both companies put the customer front and center
  - Cigna was the first in its space to embrace a customer-centric culture and measure and reward NPS globally
  - Express Scripts also drives a culture of customer-centricity and designs its programs to drive high customer satisfaction – as measured by its NPS score
  - Combination will strengthen the patient-physician relationship with better tools and information at the point of care
- Both companies take a consultative, solutions-oriented approach to meet their clients' needs – each offering a suite of products, services, customized benefits and funding mechanisms
- Both companies leverage the data and insights available to each across their respective solutions to improve outcomes for the benefit of customers and clients
- Both companies believe the healthcare system needs to change:
  - E.g., through the advancement of value-based models that reward for outcomes, through innovations that further improve, personalize, simplify and provide predictability in the customer and physician experience and by making healthcare more affordable for clients (including health plan clients) and customers
- Both companies have deep clinical capabilities and a deep partnership orientation
  - Cigna employs over 4,000 clinicians and Express Scripts employs over 3,000 health care professionals
  - Each has a proven ability to partner with others in the healthcare ecosystem – e.g., health plans, health providers, pharmaceutical manufacturers
- Both companies have a commitment to their communities
  - This commitment to community led to a joint commitment to invest an additional $200 million in a charitable foundation as a combined company to support the communities in which we operate

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Benefits of the combination

1. Accelerates the Strategies of Both Companies by Driving Deeper Alignment Across Critical Elements of the Healthcare System and Positioning the Combined Company to Deliver Over $50 Billion in Savings

Strategic Goal: Through the power of alignment we will be *the* company to grow and nurture patients and physician relationships…

How?

- ***Unrivaled Predictive Capabilities:*** We will harness insights to predict health and treatment adherence risks
- ***Coordinated Care and Treatment:*** We will have the reach to coordinate pharmacy, medical and behavioral healthcare and treatment – even for the most complex cases
- ***Aligned Incentives:*** We will lead the value-based and outcomes-based reward structure across the healthcare spectrum (e.g. with doctors, pharmacists, drug manufacturers) and will be rewarded based on the value we generate for the benefit of clients and customers

Tools

- ***Data and Technology:*** We will have combined medical / pharmacy information for over 100 million customers and flexible technology to share insights from that data in an actionable way
- ***Deep Relationships:*** We will deepen relationships with **physicians** (through our 500+ collaborative accountable care organizations); **pharmacists** (through our pharmacy networks); and **drug manufacturers** (through our supply chain management)
- ***Integrated Model:*** We will have the ability to share information seamlessly across our various businesses to deliver integrated care and support

Results

- ***Lower Costs:*** We will be positioned to return over $50 billion of savings to clients and customers per year
- ***Better Quality of Care:*** More gaps in care are closed and customers are able to get the right care and treatment from the right doctor at the right time
- ***Increased Customer Satisfaction:*** More personalized care and choice (including [in site of] care and treatment)
- ***Health Plan Clients:*** Will benefit from additional agnostic, portfolio of services

Medical Insurance + Health and Wellness Services + Aligned Healthcare Providers + Pharmacy Mgmt Services + Pharma Supply Chain

Cigna | Express Scripts

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Benefits of the combination (cont'd)

2. Achieve Accelerated Growth

4% – 5% Revenue Growth Today

\+

U.S. Integrated Medical

Targeting Cigna's "Go Deeper" geographies

Description
- Cigna legacy medical offering
- Operates as a separate vertical and contracts services from the Integrated Services Platform

Growth Opportunities
- Cross-sell opportunities of Cigna's global offering into Express Scripts' legacy standalone PBM business (less than 10% client overlap)
- Increased penetration of pharmacy services with medical (only 50-60% of Cigna's book is penetrated)
- New sales and expansion into new geographies with the enhanced integrated offering (medical / services)
- Further accelerate sales of MA and PDP

0.5% – 1%

\+

U.S. Integrated Services Platform

National scope targeting employers, health plans and government agencies

Description
- Combines legacy Express Scripts PBM with Cigna specialty services such as pharmacy, wellness and behavioral
- Operates as a separate vertical (with appropriate firewalls)
- Contracts with Cigna integrated Medical and third parties (e.g., employers, health plans, government agencies)

Growth Opportunities
- Cross-sell opportunities of other services into Express Scripts' legacy standalone PBM business
- Expansion of client base with the enhanced integrated offering (PBM and other services)
- Opens up new distribution channels for services offering through health plan clients

1% – 2%

=

6% – 8% Revenue Growth

Over the strategic horizon

Broad set of capabilities of the combined company allow it to offer increased cost and price predictability to physicians, clients and customers, enabling additional growth and increased value capture for shareholders

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Benefits of the combination (cont'd)

3. Delivers Differentiated Financial Results and Shareholder Value

Drives Strong EPS Accretion	• Mid-teens accretion in first full year post-close, excluding any contribution from Express Scripts' transitioning clients and excluding revenue synergies • Increased 2021 EPS target to $20 – $21
Delivers Immediate and Longer-Term Cost Savings	• Greater than $600 million of retained synergies, primarily administrative • Billions of savings for customers and clients fuels further growth
Strengthens Growth Profile	• Improves affordability, expands geographic and customer reach and broadens service offerings • Long-term Revenue CAGR target of 6% – 8% • Delivers strong, sustainable margin profile
Maintains Balance Sheet Flexibility	• Robust free cash flow generation (project approximately $6 billion of free cash flow in 2021) • Pro forma debt-to-capitalization of ~49%, projected to return to 30s in 18-24 months post-close; committed to retaining investment grade debt ratings • Additional capital deployment capability beyond debt repayment in 2019 – 2020

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The impact of a combined organization

Illustrative Stories of our Customer Experiences

Overview:

This combination is about improving care, expanding choice and lowering costs

Neither company on its own can achieve the level of change needed, but together, we can make a significant difference

Together, We Will Transform Healthcare:

- From episodic to holistic
- From disconnected to connected
- From complicated to simple

In the following, we provide a view of what the combined organization would be able to do for specific customer types. We describe our collective capabilities below as a combined company, not separately as Cigna or Express Scripts or Accredo, etc.

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Example 1: Chronic condition – Crohn's Disease



SARAH

- A 50-year-old woman
- Secretary at a trucking company
- Two active children
- Lives outside town in a small community

Sarah's Issue: Sarah has been diagnosed with Crohn's disease, which causes inflammation of the digestive tract, leading to severe abdominal pain, diarrhea, fatigue, weight loss and malnutrition. This requires treatment with a specialty medication, which must be administered by a medical professional. The nearest hospital where Sarah can receive this treatment is 60 miles away, and she must frequently make the long commute.

Sarah has been missing work, no longer has the time or energy to volunteer within her community and is unable to spend as much time with her children. Sarah has begun to struggle with management of the disease, family and work performance, and now has concerns about the costs that her family is bearing for her treatments. Caused by the stress of her situation, Sarah is also showing symptoms of depression and has begun to lose sleep.

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 Example 1: Chronic condition – Crohn’s Disease (cont’d)  17    Combined Solution: Our specialty management program led to engaging Sarah about her condition. Sarah can receive medication treatment by our nurse from the Inflammatory Conditions Therapeutic Resource Center in the privacy and convenience of her home, which would save her significant time and money. We consulted with her provider to confirm the at-home treatments were safe, and coordinated engagement with our specialist nurse to administer treatment. This at-home care costs less than the hospital, and it eased the financial and transportation burden on Sarah and her family. Because Sarah is enrolled in our value-based Inflammatory Conditions program, she receives direct support from pharmacists specifically trained to help with her condition. If Sarah discontinues treatment due to issues with the medication, her employer will be reimbursed by the pharmaceutical manufacturer.Sarah spoke to her program manager about her lack of sleep and ongoing depression. The program manager connected Sarah to our behavioral group which includes a neuroscience specialist pharmacist. With our support, Sarah worked with her physician to address her behavioral health issues. She was prescribed a selective serotonin reuptake inhibitor (SSRI) to help with her depression and sleep. Sarah also used the mobile app to effectively track her medication adherence, mood and sleep patterns. This information is securely and automatically relayed to our neuroscience specialist pharmacists and case managers, who monitor and close gaps in care in coordination with the nurse who provides her home care. Outcome: Sarah was served with a cohesive experience, excellent, convenient quality care and additional treatment needs to serve her other conditions – all at a lower cost to both her and her employer.

Example 1: Chronic condition – Crohn's Disease (cont'd)

Better Outcomes

Customer
- Better quality of life
- Consistency in therapy
- Saves time and money
- Convenient and safe

Employer
- Significant cost savings from home administration
- Benefits from having Sarah at work more reliably

Physician
- Assurance of care quality
- Adherence leads to better outcomes
- Support for treating the "whole patient"

What Did the Combination Enable?

1. Coordinated care and treatment
   - ***Seamless treatment and information sharing.*** *Sarah was able to be treated through her entire health journey through the integration of Cigna and Express Scripts' assets. The key enabler is the ability to seamlessly share Sarah's information across each of these assets and with her physician to enable total integrated care*

Legacy Cigna
- Specialty management program / program manager
- Behavioral health (depression)

Legacy Express Scripts
- Inflammatory Conditions Therapeutic Resource Center
- Nurse specialist to administer treatment
- Pharmacists (including neuroscience specialist)
- Money back guarantee available if first line therapy is ineffective via value-based contracts

Net New
- Expansion of value-based programs to cover injectable and infused products reimbursed on the medical benefit
- Mobile app – combining medical (mood and sleep patterns) with pharmacy tracking (medication adherence)
- Integration of behavioral health data with medical and pharmacy data to develop and deliver a holistic care plan

   - ***Personalized support:*** *Sarah was supported by a joint Cigna/Express Scripts team of professionals who understood their roles and were able to work together to ensure that Sarah received care and treatment that was right for her*
2. Aligned Incentives. If Sarah discontinues treatment, her employer will be reimbursed by the pharmaceutical manufacturer. The key enabler to this is: (1) information sharing across medical, pharmacy and with the pharmaceutical manufacturer and (2) supply chain management to tie the contractual provision to the outcome.

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Example 2: A new diagnosis



SANDY

- A 36-year-old woman
- Part-time bookkeeper
- Mother of three small active children
- Busy and engaged with her children and community
- Very little time for herself, or for exercise

Sandy's Issue: At a routine checkup, Sandy's doctor alerted her to her elevated cholesterol levels

Sandy's father passed away last year from a heart attack and she is worried that she might be on the same path. Sandy's doctor recommended a lipid lowering drug. Sandy is concerned about the cost of the new medication, and if it will be an issue as she works through her family budget.

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 Example 2: A new diagnosis (cont’d)  20    Combined Solution: Upon electronically prescribing Sandy’s lipid-lowering medication, her doctor is informed of medication options covered by Sandy’s plan, via a real-time electronic health record platform, connected directly to us. Using the mobile app, Sandy found pharmacies that are in our performance-based pharmacy network, and located the pharmacy that offers the lowest price on her medication. The app also informs Sandy about how close she is to meeting her deductible and nudges Sandy to connect with a health coach, to improve her heart health beyond medication. She fills her prescription, and with the help and encouragement of her health coach, began including exercise into her daily routine.Taking medication consistently is extremely important to maintaining appropriate and stable cholesterol levels. Predictive analytics and risk-scoring tools identified Sandy to be at risk of becoming nonadherent in the future. This prompts Sandy’s health coach, working together with an cardiovascular specialist pharmacist, to proactively contact Sandy to ensure she remains compliant to her medication and exercise regimen. Sandy was seamlessly set up with auto-refill through the mail to improve her adherence, which saved her time and money. The health coach regularly connects with Sandy, and her risk and medication adherence scores are shared with her physician through the electronic health record platform, to ensure continuity of care and to allow the physician to reinforce the importance of her care plan.Outcome: Sandy exercises more, eats better, and maintains a healthier cholesterol level. Her heart attack risk levels are reduced through better adherence. Her health coach, specialist pharmacist, and physician are aligned on maintaining Sandy’s health through a shared platform.

Example 2: A new diagnosis (cont'd)

Better Outcomes

Customer
- Improved health
- Ease of use for Rx benefits
- Savings from cost comparison transparency tools

Employer
- Savings from use of cost comparison tools
- Improved health of dependent plan member, reducing risk of hospitalization
- Avoidance of high-cost future care due to adherence

Physician
- Improved patient health outcomes
- Information accessibility to the best treatment option
- Reduced risk for value-based care provider

What Did the Combination Enable?

1. Coordinated care and treatment
   - ***Seamless Treatment and Information Sharing.*** Sandy was able to be treated through her entire health journey through the integration of Cigna and Express Scripts' assets. The key enabler is the ability to seamlessly share Sandy's information across each of these assets and with her physician to enable total integrated care

Legacy Cigna	Legacy Express Scripts
• Health coach	• Performance based pharmacy network • Predictive adherence tools • Pharmacist (including cardiovascular specialist pharmacist through the Cardiovascular Therapeutic Resource Center) • Mail order pharmacy (auto-refill)

Net New
- Electronic health record platform that can not only provide medication options (legacy Express Scripts), but also share real time information (risk and medication adherence scores) from Sandy's health coach (legacy Cigna) with her physician
- Mobile app that can not only provide information on pharmacies and pricing (legacy Express Scripts), but also provide medical information (deductibles) and care reminders (prompt to connect with health coach)

   - ***Personalized Support:*** Sandy was supported by a joint Cigna / Express Scripts team of professionals who understood their roles and were able to work together to ensure that Sandy received care and treatment that was right for her

2. **Predictive Analytics.** Sandy is able to be identified as someone at risk of non-adherence with the treatment protocol enabling additional personalized support to be provided

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Example 3: Complex chronic condition patient – Noncompliant with medication



SALLY

- A 55-year-old woman
- Accountant
- Single mother of two children
- Noncompliant with her care

Sally's Issue: She did not take her medications regularly. When her diabetes got out of control, she experienced symptoms that led to her being admitted to a hospital for a multiday stay. During this time, she was managed by multiple physicians. She was discharged with four new prescriptions for medications (two diabetes medications and two hypertension medications).

We did a routine follow-up call after the discharge and identified that Sally didn't have a follow up appointment scheduled with a physician, and she hadn't yet filled her prescriptions. Sally was confused about her medications, concerned about the cost, and not sure if she needed to take all of the medications, which were prescribed by different doctors overseeing her care.

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 Example 3: Complex chronic condition patient – Noncompliant with medication (cont’d)  23    Combined Solution: We connected Sally with a primary care physician that was part of our Collaborative Accountable Care organization. As Sally went to fill her prescriptions, our drug utilization review system identified that she was not prescribed a statin medication, which is a significant omission in care for a patient with diabetes. Sally received a call from a diabetes specialist pharmacist for two reasons: To close the gap in care, as Sally was not prescribed a statin, and because Sally was prescribed Glumetza®, a high-priced brand drug. Via our RationalMed solution, Sally’s doctor concurrently receives a gap in care alert directly in Sally’s electronic medical records.Our pharmacist works with Sally’s doctor, and with the doctor’s approval, we convert Sally’s prescription to a safe, clinically-equivalent generic alternative and initiate statin therapy. Additionally, after speaking with the specialist pharmacist, Sally received a diabetes remote monitoring system to track her blood glucose levels. Sally uses the connected meter and tests as she usually does, but now the readings are monitored by a diabetes specialist pharmacist via our connected technology platform and shared with her physician as needed. During her next visit to her primary care physician, the two can now review the results and ensure Sally is managing the disease appropriately.Having the medical history available, the medications were auto-approved without any rework for the pharmacist or provider. Realizing that the original prescriber may be prescribing high levels of the expensive drug prescribed to Sally, we ran a query through MediCube – our multidimensional provider data platform – to see if the physician prescribes that medication often, and offer the physician better alternatives. The result was better overall prescribing patterns for that physician and lower costs for the physicians’ patients.Outcome: Sally was able to become compliant with her medications, and more importantly, aligned to a primary care provider. This provider receives a monthly dashboard report on Sally – of her health status, and her compliance, allowing for the best care with consolidated available information.

Example 3: Complex chronic condition patient – Noncompliant with medication (cont'd)

Better Outcomes

Customer
- Reduced cost of medications with trend guarantee
- Care oversight – controlled blood sugars
- All drugs, (OTC and FDA) monitored for interactions and safety

Employer
- Lower total medical costs by reduced hospital risk
- Disability avoidance

Physician
- Complete view of patient's activity
- Better ability to manage to desired outcomes
- Full therapy insight

What Did the Combination Enable?

1. Coordinated care and treatment
   - ***Seamless Treatment and Information Sharing.*** Sally was able to be treated through her entire health journey through the integration of Cigna and Express Scripts' assets. The key enabler is the ability to seamlessly share Sally's information across each of these assets and with her physician to enable total integrated care

Legacy Cigna
- Health engagement (connect Sally with a doctor)
- Collaborative Accountable Care organization
- Medical plan to cover diabetes remote monitoring system

Legacy Express Scripts
- Drug utilization review system
- Pharmacist through Diabetes Therapeutic Resource Center
- RationalMed solution
- MediCube
- Trend guarantee for patients enrolled in Diabetes Care Value program

Net New
- Real-time sharing of blood glucose levels vis connected technology with physician
- Access to medical history that allows for auto-adjudication of Sally's pharmacy claim in doctor's office

   - ***Personalized Support:*** Sally was supported by a joint Cigna / Express Scripts team of professionals who understood their roles and were able to work together to ensure that Sally received care and treatment that was right for her
2. Predictive Analytics. Allows analysis of physician's prescribing patterns (legacy Express Scripts) to identify issues – utilizing medical data (legacy Cigna)
3. Aligned Incentives. Though the Collaborative Accountable Care organization

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